Exhibit 3.78(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/28/2000
001436979 — 3222651

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

COYOTE MOON GOLF CLUB, LLC

It is hereby certified that:

1. The name of the limited liability company is Coyote Moon Golf Club, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out Article one thereof and by substituting in lieu of said Article the following new Article:

Article One: “The name of the limited liability company is “Empire Ranch, LLC”

The effective date of the amendment herein certified shall be August 23, 2000.

Executed on the 28th day of August, 2000

/s/ Thomas T. Henslee
Thomas T. Henslee Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/02/2000
001226727 — 3222651

CERTIFICATE OF FORMATION

OF

COYOTE MOON GOLF CLUB, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Coyote Moon Golf Club, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on May 2, 2000.

/s/ Thomas T. Henslee
Thomas T. Henslee, Authorized Person